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                                                                     Exhibit 1.2
                                                                         [Draft]


                          INDEMNITY AGREEMENT


                 This Indemnity Agreement, dated as of          , 1996, is
made by and among GCR Holdings Limited, a Cayman Islands exempted limited liability company (the "Company"), and each of the undersigned Selling Shareholders (each a "Selling Shareholder" and together the "Selling Shareholders").

                              W I T N E S S E T H:

                 WHEREAS, the Company and the Selling Shareholders concurrently herewith are entering into [an underwriting agreement] [a U.S. underwriting agreement and an international underwriting agreement], dated the date hereof ([together,] the "Underwriting Agreement[s]"), among the Company, the representatives of the several [underwriters] [U.S. underwriters and the several international underwriters named] in Schedule I [thereto] [to the respective Underwriting Agreements] and the Selling Shareholders named in Schedule II [thereto] [to the respective Underwriting Agreements] in connection with the proposed public offering of the Shares (as defined therein); and

                 WHEREAS, as a condition to entering into the Underwriting Agreement[s], each of the Company and the Selling Shareholders requires that each of them execute an indemnity agreement in the terms set forth herein;

                 NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement[s]. [All references herein to any Preliminary Prospectus, Prospectus or any amendment or supplement thereto shall be deemed to include a reference to both the U.S. and international versions of such documents.]

                 2. Indemnities. (a) The Company will indemnify and hold harmless each Selling Shareholder against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or

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actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Selling Shareholder for any legal or other expenses reasonably incurred by such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein (it being hereby expressly acknowledged that delivery of the Power of Attorney and the statements contained therein (together with the information set forth in the Selling Shareholder's Questionnaire signed and delivered to the custodian by such Selling Shareholder) constitute (and in the absence of any such notice as is referred to in subclause
(iii) of Section 2(f) of such Power of Attorney constitute on a continuing basis) written information furnished to the Company expressly for use in the Registration Statement and any such Preliminary Prospectus, Prospectus or amendment or supplement thereto).

                 (b) Each of the Selling Shareholders will indemnify and hold harmless the Company and each other Selling Shareholder against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which such indemnified party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto,

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delivered in connection with an offer or sale during the Public Offering Period, or in the Registration Statement or any amendment thereto at the time of any such delivery, and in reliance upon and in conformity with written information furnished to the Company by such indemnifying party expressly for use therein
(it being hereby expressly acknowledged that delivery of the Power of Attorney and the statements contained therein (together with the information set forth in the Selling Shareholder's Questionnaire signed and delivered to the custodian by such Selling Shareholder) constitute (and in the absence of any such notice as is referred to in subclause (iii) of Section 2(f) of such Power of Attorney constitute on a continuing basis) written information furnished to the Company expressly for use in the Registration Statement and any such Preliminary Prospectus, Prospectus, amendment or supplement thereto); and will reimburse the indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability of each of the Selling Shareholders pursuant to this subsection (b) shall not exceed the product of the number of Shares (including any Optional Shares) sold by such Selling Shareholder and the initial public offering price of the Shares as set forth in the Public Offering Prospectus.

                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party, provided that the indemnifying parties shall not be responsible for more than one counsel for all indemnified parties (excluding any necessary local counsel) in connection with any actions or claims arising from similar facts), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying


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party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                 (d) If the indemnification provided for in this Section 2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Selling Shareholder shall be required to contribute any amount in excess of an amount equal to the product of the number of Shares (including any Optional Shares) sold by such Selling


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Shareholder and the initial public offering price of the shares as set forth in the Public Offering Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (e)     The obligations of each indemnifying party under this
Section 2 shall be in addition to any liability which such indemnifying party may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any indemnified party within the meaning of the Act, to each officer and director of the Company and to each officer, director and general partner of any Selling Shareholder or of any person who so controls any indemnified party.

                 3. Survival. The respective indemnities and agreements of the Company and the Selling Shareholders, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

                 4. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to such Selling Shareholder at its address set forth in Schedule II to the Underwriting Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

                 5. Benefit of Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Company and the Selling Shareholders and, to the extent provided in Sections 2 and 3 hereof, each person who controls the Company or any Selling Shareholder, the officers and directors of the Company and the officers, directors and general partners of any Selling Shareholder or of any such person who controls the Company or any Selling Shareholder, and their respective heirs, executors, administrators, successors and assigns, and no other person


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shall acquire or have any right under or by virtue of this Agreement. No purchaser of the Shares from any Selling Shareholder shall be deemed a successor or assign by reason merely of such purchase.

                 6. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

                 7. Submission to Jurisdiction. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan, The City of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Company agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in this Section 7 brought in any such court shall be conclusive and binding upon the Company subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other court to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment. The Company irrevocably designates and appoints CT Corporation System, New York, New York as its authorized agent upon whom process may be served in any suit, action or proceeding of the nature referred to in this Section 7 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the agent at its address set forth in the Registration Statement. The Company agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company. Notices hereunder shall be conclusively presumed received if evidenced by a delivery receipt furnished by the United States Postal Service or any established commercial delivery service. Nothing in this Section 7 shall affect the right of the Company or any Selling Shareholder to serve process in any manner permitted by law, or limit any right to bring proceedings against the Company or Selling Shareholder in the courts of any jurisdiction or to enforce in any lawful

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manner a judgment obtained in one jurisdiction in any other jurisdiction.

                 8. Currency Indemnity. In respect of any judgment or order given or made for any amount due hereunder by the Company or any Selling Shareholder that is expressed and paid in currency (the "judgment currency") other than United States dollars, the Company or such Selling Shareholder, as the case may be, will indemnify the other party against any loss incurred by such other party as a result of any variations between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which such other party is able to purchase United States dollars with the amount of the judgment currency actually received by such other party. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any reasonable premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

                 9. Severability. The provisions of this Agreement are severable and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Agreement or any jurisdiction.

                 10. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

                 11. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.



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                 IN WITNESS WHEREOF, the undersigned have executed this
Indemnity Agreement as of the date first above written.

                                            GCR HOLDINGS LIMITED


                                            By:___________________________
                                               Name:  Lawrence S. Doyle
                                               Title: President




                                               THE SELLING SHAREHOLDERS
                                               NAMED IN SCHEDULE II TO THE
                                               UNDERWRITING AGREEMENT



                                            By:___________________________
                                               Name:  Frederick W. Deichmann
                                               As Attorney-in-Fact acting on
                                               behalf of each of the Selling
                                               Shareholders named in Schedule II
                                               to the Underwriting Agreement


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